EXHIBIT 99.1

	Investor Contact:	Teri Miller
(954) 308-8216
terilmiller@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., November 1, 2006 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter ended October 1, 2006.
     Spherion President and Chief Executive Officer Roy Krause commented, “Our efforts to focus on profitable growth within our targeted customer segments are yielding results with gross profit increasing 6.1%, compared with last year. We will continue to make investments in sales and recruiting resources to support further growth. However, we are making certain adjustments to our administrative cost structure over the next several quarters to improve operating margins.”
FINANCIAL HIGHLIGHTS
•	Third quarter 2006 revenues were $495.5 million compared with $494.5 million in the third quarter of 2005, an increase of 0.2% from the prior year and 4.8% from the second quarter 2006.

•	Earnings from continuing operations were $5.6 million or $0.10 per share in the third quarter of 2006, including stock option expense of $0.01 per share, compared with $6.6 million or $0.11 per share in the third quarter of 2005.

•	Net earnings, which include discontinued operations, for the third quarter of 2006 were $8.4 million or $0.15 per share, compared with $5.2 million or $0.08 per share in the third quarter of 2005.

•	Revenues for the first nine months of 2006 were $1.4 billion, a decrease of 3.3% from the same period in 2005. Earnings from continuing operations for the first nine months of 2006 were $12.3 million or $0.21 per share, including stock option expense of $0.04 per share, compared with $10.7 million or $0.17 per share for the same period in 2005. Net earnings were $14.9 million or $0.26 per share for the first nine months of 2006, compared with $5.7 million or $0.09 per share in 2005.
     Krause continued, “The U.S. economy and the staffing industry continue to show signs of moderating growth. However, long-term industry opportunities are positive and our priorities remain profitable revenue growth and improving operating profit, while maintaining our financial discipline.”

OPERATING PERFORMANCE
     Staffing Services third quarter revenue decreased by 1.9% year over year. Growth within our targeted small and mid-sized staffing customers and recruitment outsourcing services has not yet fully offset declines among our largest staffing customers. Temporary staffing gross profit margins increased by 40 basis points year over year due primarily to lower workers’ compensation and benefits expenses. Managed Services revenues increased 10.7% year over year and gross profit margins increased to 32.1%, driven primarily by increased recruitment outsourcing. Total segment gross profit margins in Staffing Services increased to 20.8% in the third quarter of 2006 compared with 19.4% in the third quarter of 2005. Selling, general and administrative costs were $69.5 million or 18.7% of revenue in the third quarter of 2006, compared with $65.5 million or 17.3% of revenue last year. Segment operating profit was $7.7 million or 2.1% of revenue for the third quarter of 2006, compared with $8.1 million and 2.1% of revenue in the third quarter of 2005.
     Professional Services revenue growth was 7.1% on a year over year basis in the third quarter of 2006. Revenue growth was strongest in information technology, both in temporary staffing and permanent placement. Gross profit margins in the third quarter of 2006, were 32.2%, an increase of 40 basis points, due to improved pay/bill spreads and lower employee benefit and insurance costs. Selling, general and administrative expenses were $35.1 million or 28.2% of revenue in the third quarter of 2006, compared with $32.4 million or 27.9% of revenue in the third quarter last year. Segment operating profit grew to $5.0 million or 4.0% of revenue in the third quarter of 2006 compared with $4.6 million or 3.9% of revenue in the third quarter of 2005.
OTHER ITEMS
     As previously announced, in July, the Company repurchased the remaining 118,000 shares available under the 6 million share authorization, at an average price of $8.76 per share.
     During the third quarter, the company resolved several outstanding tax matters related to international businesses previously sold. These items resulted in income of $2.8 million or $0.05 per share, which are included in discontinued operations.
OUTLOOK
     Krause commented, “Based on recent sales trends, the Company anticipates revenue for the fourth quarter will be between $500 and $520 million, reflecting year over year revenue growth of up to 4%, as we remain focused on profitable growth in our targeted customer segments. Earnings from continuing operations are expected to be between $0.08 and $0.12 per share, including stock option expense of $0.01 per share, fourth quarter severance costs of approximately $0.01 per share and assuming a 45% effective tax rate.”
ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
     With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing 375,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold, may create contractual liabilities associated with indemnifications provided; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Government Regulation - government regulation may increase our costs; International operations — we are subject to business risks associated with our international operations in Canada which could make those operations more costly; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; and Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges and stock option expense under FAS No. 123R, net of taxes. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings from continuing operations should not be considered measures of financial performance in isolation or as an alternative to earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	October 1,	October 2,
	2006 (4)	2005 (4)
Revenues (1)	$495,473	$494,489
Cost of services	378,200	383,958

Gross profit (2)	117,273	110,531

Selling, general and administrative expenses	108,303	100,912
Interest expense	481	1,077
Interest income	(940)	(1,203)
Restructuring and other charges	—	159

	107,844	100,945

Earnings from continuing operations before income taxes and discontinued operations	9,429	9,586
Income tax expense	(3,857)	(2,990)

Earnings from continuing operations before discontinued operations	5,572	6,596
Earnings (loss) from discontinued operations, net of tax (3)	2,787	(1,436)

Net earnings	$8,359	$5,160

Earnings per share-Basic*:
Earnings from continuing operations before discontinued operations	$0.10	$0.11
Earnings (loss) from discontinued operations	0.05	(0.02)

	$0.15	$0.08

Earnings per share-Diluted*:
Earnings from continuing operations before discontinued operations	$0.10	$0.11
Earnings (loss) from discontinued operations	0.05	(0.02)

	$0.15	$0.08

Weighted average shares used in computation of earnings (loss) per share:
Basic	56,545	60,723
Diluted	56,911	61,147

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax gain on disposal of $1,958 and $557 in the third quarters of 2006 and 2005, respectively.

(4)	During the first quarter of 2006, efforts to sell a call center were discontinued, and therefore, its operating results were reclassified from discontinued operations to continuing operations. This call center had revenues of $2.9 million and $2.1 million for the third quarters of 2006 and 2005, respectively, and net earnings from operations of $0.1 million and $0.2 million, respectively.

*	Earnings per share amounts are calculated independently for each component, which may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Nine Months Ended
	October 1,	October 2,
	2006 (4)	2005 (4)
Revenues (1)	$1,432,436	$1,481,295
Cost of services	1,097,794	1,160,034

Gross profit (2)	334,642	321,261

Selling, general and administrative expenses	315,378	303,915
Interest expense	1,471	2,528
Interest income	(3,066)	(3,028)
Restructuring and other charges	(303)	1,763

	313,480	305,178

Earnings from continuing operations before income taxes and discontinued operations	21,162	16,083
Income tax expense	(8,880)	(5,351)

Earnings from continuing operations before discontinued operations	12,282	10,732
Earnings (loss) from discontinued operations, net of tax (3)	2,591	(5,045)

Net earnings	$14,873	$5,687

Earnings per share-Basic:
Earnings from continuing operations before discontinued operations	$0.21	$0.17
Earnings (loss) from discontinued operations	0.05	(0.08)

	$0.26	$0.09

Earnings per share-Diluted*:
Earnings from continuing operations before discontinued operations	$0.21	$0.17
Earnings (loss) from discontinued operations	0.04	(0.08)

	$0.26	$0.09

Weighted average shares used in computation of earnings (loss) per share:
Basic	57,451	61,353
Diluted	58,087	61,753

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax gain on disposal of $2,117 and $51 in 2006 and 2005, respectively.

(4)	During the first quarter of 2006, efforts to sell a call center were discontinued, and therefore, its operating results were reclassified from discontinued operations to continuing operations. This call center had revenues of $8.4 million and $6.5 million for 2006 and 2005, respectively, and net earnings from operations of $0.5 million and $0.6 million, respectively.

*	Earnings per share amounts are calculated independently for each component, which may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	October 1,	January 1,
	2006	2006
Assets

Current Assets:
Cash and cash equivalents	$32,537	$30,163
Receivables, less allowance for doubtful accounts of $3,765 and $4,708	280,921	294,330
Deferred tax asset	8,800	9,155
Insurance deposit	26,070	24,914
Other current assets	16,960	18,906

Total current assets	365,288	377,468
Goodwill	50,404	48,861
Property and equipment, net of accumulated depreciation of $89,994 and $114,038	86,972	88,562
Deferred tax asset	144,231	152,084
Insurance deposit	26,451	53,115
Other assets	26,749	22,554

	$700,095	$742,644

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and other accrued expenses	$70,157	$93,570
Accrued salaries, wages and payroll taxes	64,707	62,619
Accrued insurance reserves	24,742	27,503
Accrued income tax payable	49,290	51,792
Current portion of long-term debt and other short-term borrowings	2,009	3,141
Accrued restructuring and other current liabilities	6,872	8,950

Total current liabilities	217,777	247,575
Long-term debt, net of current portion	2,508	3,735
Accrued insurance reserves	23,142	28,119
Deferred compensation and other long-term liabilities	25,564	24,710

Total liabilities	268,991	304,139

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 8,816,102 and 6,510,739 shares, respectively	(78,219)	(56,299)
Additional paid-in capital	843,816	845,056
Accumulated deficit	(339,869)	(354,742)
Accumulated other comprehensive income	4,723	3,837

Total stockholders’ equity	431,104	438,505

	$700,095	$742,644

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Nine Months Ended
	Three Months Ended
	December 31,	October 1,	October 2,	October 1,	October 2,
	2006	2006	2005	2006	2005

Adjusted earnings from continuing operations		$6,385	$6,698	$14,388	$11,860

Restructuring and other charges, net of tax (expense) benefit of $(57), $127 and $(635)		—	(102)	176	(1,128)

Stock option expense under FAS No. 123R, net of tax benefit of $105 and $301		(813)	—	(2,282)	—

Earnings from continuing operations		5,572	6,596	12,282	10,732

Earnings (loss) from discontinued operations		2,787	(1,436)	2,591	(5,045)

Net earnings		$8,359	$5,160	$14,873	$5,687

Per share-Diluted amounts:
Adjusted earnings from continuing operations	$0.10 to $0.14	$0.11	$0.11	$0.25	$0.19

Restructuring and other charges, net of tax	(0.01)	—	—	—	(0.02)

Stock option expense under FAS No. 123R, net of tax	(0.01)	(0.01)	—	(0.04)	—

Earnings from continuing operations	$0.08 to $0.12	0.10	0.11	0.21	0.17

Earnings (loss) from discontinued operations		0.05	(0.02)	0.04	(0.08)

Net earnings		$0.15	$0.08	$0.26	$0.09

Diluted weighted-average shares used in computation of earnings per share		56,911	61,147	58,087	61,753

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	October 1, 2006	October 2, 2005	July 2, 2006	October 1, 2006	October 2, 2005
Revenues:
Staffing Services	$371,074	$378,388	$348,711	$1,065,201	$1,147,301
Professional Services	124,399	116,101	124,003	367,235	333,994

Segment revenue	$495,473	$494,489	$472,714	$1,432,436	$1,481,295

Gross profit:
Staffing Services	$77,196	$73,570	$71,505	$214,877	$215,130
Professional Services	40,077	36,961	41,293	119,765	106,131

Segment gross profit	$117,273	$110,531	$112,798	$334,642	$321,261

Segment operating profit:
Staffing Services	$7,745	$8,119	$4,195	$13,395	$14,594
Professional Services	4,950	4,555	6,714	17,250	13,517

Segment operating profit	12,695	12,674	10,909	30,645	28,111

Unallocated corporate costs	(3,686)	(2,951)	(3,941)	(11,226)	(10,439)
Amortization of intangibles	(39)	(104)	(45)	(155)	(326)
Interest expense	(481)	(1,077)	(506)	(1,471)	(2,528)
Interest income	940	1,203	1,084	3,066	3,028
Restructuring and other charges	—	(159)	303	303	(1,763)

Earnings from continuing operations before income taxes and discontinued operations	$9,429	$9,586	$7,804	$21,162	$16,083

MEMO:

Gross profit margin:
Staffing Services	20.8%	19.4%	20.5%	20.2%	18.8%
Professional Services	32.2%	31.8%	33.3%	32.6%	31.8%
Total Spherion	23.7%	22.4%	23.9%	23.4%	21.7%

Segment operating profit margin:
Staffing Services	2.1%	2.1%	1.2%	1.3%	1.3%
Professional Services	4.0%	3.9%	5.4%	4.7%	4.0%
Total Spherion	2.6%	2.6%	2.3%	2.1%	1.9%

Supplemental Cash Flow Information:
Operating cash flow	$(2,127)	$2,365	$4,085	$19,964	$58,978
Capital expenditures	$4,923	$2,427	$5,055	$16,895	$6,424
Depreciation and amortization	$5,627	$5,490	$5,459	$16,484	$16,608
DSO	52	55	53	52	55

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	October 1, 2006	October 2, 2005	July 2, 2006	October 1, 2006	October 2, 2005
Staffing Services
Revenue by Skill:
Clerical	$233,289	$226,155	$222,114	$675,187	$710,498
Light Industrial	137,785	152,233	126,597	390,014	436,803

Segment Revenue	$371,074	$378,388	$348,711	$1,065,201	$1,147,301

Revenue by Service:
Temporary Staffing	$316,435	$330,580	$296,534	$908,301	$979,573
Managed Services	47,958	43,328	46,775	139,977	155,136
Permanent Placement	6,681	4,480	5,402	16,923	12,592

Segment Revenue	$371,074	$378,388	$348,711	$1,065,201	$1,147,301

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	17.4%	17.0%	17.1%	16.9%	16.6%
Managed Services	32.1%	29.5%	32.8%	31.7%	25.9%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	20.8%	19.4%	20.5%	20.2%	18.8%

Professional Services

Revenue by Skill:
Information Technology	$81,817	$75,349	$80,106	$237,976	$213,951
Finance & Accounting	25,353	27,168	26,413	78,385	77,697
Other	17,229	13,584	17,484	50,874	42,346

Segment Revenue	$124,399	$116,101	$124,003	$367,235	$333,994

Revenue by Service:
Temporary Staffing	$111,247	$103,510	$109,859	$327,460	$297,643
Permanent Placement	13,152	12,591	14,144	39,775	36,351

Segment Revenue	$124,399	$116,101	$124,003	$367,235	$333,994

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	24.2%	23.5%	24.7%	24.4%	23.4%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	32.2%	31.8%	33.3%	32.6%	31.8%